UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2012 (December 5, 2012)

LifeCare Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-133319	51-0372090
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

5340 Legacy Drive, Building 4, Suite 150

Plano, Texas 75024

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Registrant’s telephone number, including area code: (469) 241-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2012, LifeCare Holdings, Inc. (the “Company”), through its subsidiary, LifeCare Management Services, LLC, entered into a Severance Agreement and Release of All Claims (the “Agreement”) with Grant Asay, Executive Vice President of Operations of the Company, in connection with his previously reported resignation. Mr. Asay’s resignation will become effective on January 31, 2013. Pursuant to the terms of the Agreement, all financial obligations will be satisfied with Mr. Asay’s receipt of a lump sum severance payment of $50,000, less any applicable payroll and tax withholdings. The severance payment is in addition to Mr. Asay’s final wages through his final date of employment. The Agreement also modifies certain provisions in Mr. Asay’s existing amended and restated employment agreement (the “Employment Agreement”) related to non-competition and non-solicitation following the termination of Mr. Asay’s employment with the Company. Under the Agreement, Mr. Asay has agreed to release the Company from any and all claims, actions and causes of action that Mr. Asay has or might have related to the conclusion of his employment with the Company, including causes of action related to certain provisions of the Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LifeCare Holdings, Inc.

By:	/s/ Phillip B. Douglas
Name:	Phillip B. Douglas
Title:	Chief Executive Officer

Date: December 11, 2012

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